UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

SERES THERAPEUTICS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Seres Therapeutics, Inc.
PROXY STATEMENT
Annual Meeting of Stockholders June 16, 2021 8:00 a.m. Eastern Time

SERES THERAPEUTICS, INC.

200 SIDNEY STREET

CAMBRIDGE, MASSACHUSETTS 02139

April 30, 2021

To Our Stockholders:

You are cordially invited to attend the 2021 Annual Meeting of Stockholders of Seres Therapeutics, Inc. at 8:00 a.m. Eastern time, on Wednesday, June 16, 2021 (the “Annual Meeting”). As part of our effort to maintain a safe and healthy environment for our directors, members of management and stockholders who wish to attend the Annual Meeting, and in light of the COVID-19 pandemic, we have decided to hold the Annual Meeting entirely online this year. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/MCRB2021.

The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting. Please see the section called “Who Can Attend the 2021 Annual Meeting of Stockholders?” on page 3 of the proxy statement for more information about how to attend the meeting online.

Whether or not you attend the Annual Meeting webcast, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy via the Internet, or, if you received paper copies of these materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you have previously received our Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. If you have received a proxy card, then instructions regarding how you can vote are contained on the proxy card. You may also vote online during the Annual Meeting. Instructions on how to vote during the meeting will be available at www.virtualshareholdermeeting.com/MCRB2021.

Thank you for your support.

Sincerely,

Eric D. Shaff

President and Chief Executive Officer

Notice of Annual Meeting of Stockholders

Proxy Statement	1
Proposals	1
Recommendations of the Board	2
Information About This Proxy Statement	2

Questions and Answers About the 2021 Annual Meeting of Stockholders	3

Proposals to be Voted On	8
Proposal 1: Election of Directors	8
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	13
Proposal 3: Approval, on an Advisory (Non-Binding) Basis, of the Compensation of Our Named Executive Officers	14
Proposal 4: Approval, on an Advisory (Non-Binding) Basis, of the Frequency of Future Advisory Votes on the Compensation of Our Named Executive Officers	15

Report of the Audit Committee of the Board of Directors	16

Independent Registered Public Accounting Firm Fees and Other Matters	17

Executive Officers	18

Corporate Governance	20
General	20
Board Composition	20
Director Independence	20
Director Candidates	21
Communications from Stockholders	21
Board Role in Risk Oversight	22
Annual Board Evaluation	23
Code of Ethics	23
Anti-Hedging and Anti-Pledging Policy	23
Attendance by Members of the Board of Directors at Meetings	23

Committees of the Board	24
Audit Committee	24
Compensation and Talent Committee	25
Nominating and Corporate Governance Committee	26

Executive and Director Compensation	27
Executive Compensation	27
2020 Summary Compensation Table	29
Narrative Disclosure to Summary Compensation Table	29
Outstanding Equity Awards at 2020 Fiscal Year End	32
Employment Agreements	32
Director Compensation	34
2020 Director Compensation Table	35
Equity Compensation Plan Information	36

Security Ownership of Certain Beneficial Owners and Management	37

Certain Relationships	40

Compensation and Talent Committee Interlocks and Insider Participation	43

Stockholders’ Proposals	44

Other Matters	44

Solicitation of Proxies	44

Seres’ Annual Report on Form 10-K	45

Notice of Annual Meeting of Stockholders

To Be Held Wednesday, June 16, 2021

SERES THERAPEUTICS, INC.

200 SIDNEY STREET

CAMBRIDGE, MASSACHUSETTS 02139

The Annual Meeting of Stockholders (the “Annual Meeting”) of Seres Therapeutics, Inc., a Delaware corporation (the “Company”), will be held at 8:00 a.m. Eastern time on Wednesday, June 16, 2021. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/MCRB2021 and entering your 16-digit control number included on your Notice of Internet Availability of Proxy Materials (“Internet Notice”), your proxy card or on the instructions that accompanied your proxy materials. The Annual Meeting will be held for the following purposes:

1.

To elect Grégory Behar, Paul R. Biondi, and Kurt C. Graves as Class III Directors to serve until the 2024 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021;

3.	To approve, on an advisory (non-binding) basis, the compensation of our named executive officers;

4.	To approve, on an advisory (non-binding) basis, the frequency of future advisory votes on the compensation of our named executive officers; and

5.	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

Holders of record of our common stock (our “Common Stock”) as of the close of business on April 19, 2021 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting. To participate in the Annual Meeting, including to vote via the Internet, you will need the 16-digit control number included on your Internet Notice, your proxy card or on the instructions that accompanied your proxy materials. A complete list of stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder for a purpose germane to the meeting by sending an email to info@serestherapeutics.com, stating the purpose of the request and providing proof of ownership of our Common Stock for a period of ten days prior to the Annual Meeting and will also be available on the bottom of your screen during the Annual Meeting after entering your 16-digit control number. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.

It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting webcast, we urge you to vote your shares via the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.

By Order of the Board of Directors

Thomas J. DesRosier

Secretary

Cambridge, Massachusetts

April 30, 2021

Proxy Statement

SERES THERAPEUTICS, INC.

200 SIDNEY STREET

CAMBRIDGE, MASSACHUSETTS 02139

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Seres Therapeutics, Inc. of proxies to be voted at our Annual Meeting of Stockholders to be held on Wednesday, June 16, 2021 (the “Annual Meeting”), at 8:00 a.m. Eastern time, and at any continuation, postponement, or adjournment of the Annual Meeting. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/MCRB2021 and entering your 16-digit control number included on your Notice of Internet Availability of Proxy Materials (the “Internet Notice”), on your proxy card or on the instructions that accompanied your proxy materials. Holders of record of shares of our common stock (our “Common Stock”), as of the close of business on April 19, 2021 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting. As of the Record Date, there were 91,589,714 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting.

This proxy statement and our Annual Report to Stockholders for the year ended December 31, 2020 (the “2020 Annual Report”) will be released on or about April 30, 2021 to our stockholders on the Record Date.

In this proxy statement, “Seres”, “Company”, “we”, “us”, and “our” refer to Seres Therapeutics, Inc.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON WEDNESDAY, JUNE 16, 2021

This Proxy Statement and our 2020 Annual Report to Stockholders are available at http://www.proxyvote.com/

PROPOSALS

At the Annual Meeting, our stockholders will be asked:

•

To elect Grégory Behar, Paul R. Biondi, and Kurt C. Graves as Class III Directors to serve until the 2024 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;

•	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021;

•	To approve, on an advisory (non-binding) basis, the compensation of our named executive officers;

•	To approve, on an advisory (non-binding) basis, the frequency of future advisory votes on the compensation of our named executive officers; and

•	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the Notice of Annual Meeting or brought before the meeting by or at the direction of our Board of Directors or by a stockholder of record on the Record Date for the meeting who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our Corporate Secretary of the stockholder’s intention to bring such business before the meeting. As of the date of this proxy statement, we know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

RECOMMENDATIONS OF THE BOARD

Our Board of Directors (the “Board of Directors” or the “Board”) recommends that you vote your shares of Common Stock as indicated below. If you return a properly completed proxy card, or vote your shares by Internet, your shares will be voted on your behalf as you direct. If not otherwise specified, shares of Common Stock represented by proxies will be voted, and the Board of Directors recommends that you vote:

•	FOR the election of Grégory Behar, Paul R. Biondi, and Kurt C. Graves as Class III Directors;

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021;

•	FOR the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers; and

•	ONE YEAR as the frequency of future advisory votes on the compensation of our named executive officers.

If any other matter properly comes before the stockholders for a vote at the Annual Meeting, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

INFORMATION ABOUT THIS PROXY STATEMENT

Why you Received this Proxy Statement. You are viewing or have received these proxy materials because our Board is soliciting your proxy to vote your shares of Common Stock at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares.

Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, we are making this proxy statement and our 2020 Annual Report available to our stockholders electronically via the Internet. On or about April 30, 2021, we mailed to our stockholders an Internet Notice containing instructions on how to access this proxy statement and our 2020 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2020 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice.

Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.

Householding. The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact Broadridge at the above phone number or address.

Questions and Answers about the 2021 Annual Meeting of Stockholders

WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

The Record Date for the Annual Meeting is April 19, 2021. You are entitled to vote at the Annual Meeting only if you were a stockholder of record at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. Each outstanding share of Common Stock is entitled to one vote for all matters before the Annual Meeting. At the close of business on the Record Date, there were 91,589,714 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.

WHAT IS THE DIFFERENCE BETWEEN BEING A “RECORD HOLDER” AND HOLDING SHARES IN “STREET NAME”?

A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.

AM I ENTITLED TO VOTE IF MY SHARES ARE HELD IN “STREET NAME”?

Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. If your shares are held in “street name” and you would like to vote your shares online at the Annual Meeting, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker.

HOW MANY SHARES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?

A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, in person, or by remote communication, or represented by proxy, of the holders of a majority in voting power of the Common Stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum.

WHO CAN ATTEND THE 2021 ANNUAL MEETING OF STOCKHOLDERS?

You may attend the Annual Meeting online only if you are a Seres stockholder who is entitled to vote at the Annual Meeting, or if you hold a valid proxy for the Annual Meeting. You may attend and participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/MCRB2021.

The meeting webcast will begin promptly at 8:00 a.m. Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 7:55 a.m. Eastern Time, and you should allow ample time for the check-in procedures.

To attend and participate in the Annual Meeting, you will need the 16-digit control number included on your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials. If your bank or broker holds your shares in street name, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date.

WHAT IF DURING THE CHECK-IN TIME OR DURING THE ANNUAL MEETING I HAVE TECHNICAL DIFFICULTIES OR TROUBLE ACCESSING THE VIRTUAL MEETING WEBSITE?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting login page.

WHY HOLD A VIRTUAL MEETING?

As part of our effort to maintain a safe and healthy environment for our directors, members of management and stockholders who wish to attend the Annual Meeting, and in light of the COVID-19 pandemic, we believe that hosting a virtual meeting is in the best interest of the Company and its stockholders and enables increased stockholder attendance and participation because stockholders can participate from any location around the world. Stockholders will have the same rights and opportunities to participate as they would have at an in-person meeting.

WHAT IF A QUORUM IS NOT PRESENT AT THE ANNUAL MEETING?

If a quorum is not present at the scheduled time of the Annual Meeting, (i) the Chairperson of the Annual Meeting or (ii) a majority in voting power of the stockholders present in person, or by remote communication, or represented by proxy, may adjourn the Annual Meeting until a quorum is present or represented.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE INTERNET NOTICE OR MORE THAN ONE SET OF PROXY MATERIALS?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

HOW DO I VOTE?

Whether or not you expect to attend the Annual Meeting online, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy, you may still decide to attend the Annual Meeting and vote your shares electronically.

Stockholders of Record. If you are a stockholder of record, you may vote:

•	By Internet before the Annual Meeting—You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card;

•	By Mail—You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail; or

•

Electronically at the Annual Meeting—If you attend the meeting online, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials to vote electronically during the Annual Meeting.

Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on June 15, 2021 (other than the voting that occurs during the Annual Meeting). To participate in the Annual Meeting, including to vote via the Internet, you will need the 16-digit control number included on your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials.

Beneficial Owners of Shares Held in “Street Name.” If your shares are held in street name through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares online at the Annual Meeting, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker.

If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet.

CAN I CHANGE MY VOTE AFTER I SUBMIT MY PROXY?

Yes.

If you are a registered stockholder, you may revoke your proxy and change your vote:

•	by submitting a duly executed proxy bearing a later date;

•	by granting a subsequent proxy through the Internet;

•	by giving written notice of revocation to the Secretary of Seres prior to the Annual Meeting; or

•	by voting online during the Annual Meeting.

Your most recent proxy card or Internet proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote online during the Annual Meeting.

If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote online during the Annual Meeting by obtaining your 16-digit control number or otherwise voting through the bank or broker.

WILL THERE BE A QUESTION AND ANSWER SESSION DURING THE ANNUAL MEETING?

As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer appropriate questions submitted by stockholders during the meeting that are pertinent to the Company and the meeting matters. The Company will endeavor to answer as many questions submitted by stockholders as time permits. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who Can Attend the 2021 Annual Meeting of Stockholders?” will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:

•	irrelevant to the business of the Company or to the business of the Annual Meeting;

•	related to material non-public information of the Company, including the status or results of our business since our last Quarterly Report on Form 10-Q;

•	related to any pending, threatened or ongoing litigation;

•	related to personal grievances;

•	derogatory references to individuals or that are otherwise in bad taste;

•	substantially repetitious of questions already made by another stockholder;

•	in excess of the two question limit;

•	in furtherance of the stockholder’s personal or business interests; or

•	out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair or Secretary in their reasonable judgment.

Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who Can Attend the 2021 Annual Meeting of Stockholders?”.

WHO WILL COUNT THE VOTES?

A representative of Broadridge Financial Solutions, Inc., our inspector of election, will tabulate and certify the votes.

WHAT IF I DO NOT SPECIFY HOW MY SHARES ARE TO BE VOTED?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of our Board of Directors. Our Board of Directors’ recommendations are indicated on page 2 of this proxy statement, as well as with the description of each proposal in this proxy statement.

WILL ANY OTHER BUSINESS BE CONDUCTED AT THE ANNUAL MEETING?

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

HOW MANY VOTES ARE REQUIRED FOR THE APPROVAL OF THE PROPOSALS TO BE VOTED UPON AND HOW WILL ABSTENTIONS AND BROKER NON-VOTES BE TREATED?

Proposal	Votes required	Effect of Votes Withheld / Abstentions and Broker Non-Votes
Proposal 1: Election of Directors	The plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class III Directors.	Votes withheld and broker non-votes will have no effect.
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively.	Abstentions will have no effect. We do not expect any broker non-votes on this proposal.
Proposal 3: Approval, on an Advisory (Non-Binding) Basis, of the Compensation of Our Named Executive Officers	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively.	Abstentions and broker non-votes will have no effect.
Proposal 4: Approval, on an Advisory (Non-Binding) Basis, of the Frequency of Future Advisory Votes on the Compensation of Our Named Executive Officers	The affirmative vote of the holders of a majority in voting power of the votes cast. If no frequency receives the foregoing vote, then we will consider the option of ONE YEAR, TWO YEARS, or THREE YEARS that receives the highest number of votes cast to be the frequency recommended by stockholders.	Abstentions and broker non-votes will have no effect.

WHAT IS AN ABSTENTION AND HOW WILL VOTES WITHHELD AND ABSTENTIONS BE TREATED?

A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” with respect to the other proposals, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the election of directors and abstentions have no effect on the other proposals.

WHAT ARE BROKER NON-VOTES AND DO THEY COUNT FOR DETERMINING A QUORUM?

Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors, approval on an advisory (non-binding) basis of the compensation of our named executive officers and approval on an advisory (non-binding) basis of the frequency of future advisory votes on the compensation of our named executive officers. Those items for which your broker cannot vote result in broker non-votes if you do not provide your broker with voting instructions on such items. Broker non-votes count for purposes of determining whether a quorum is present.

WHERE CAN I FIND THE VOTING RESULTS OF THE 2021 ANNUAL MEETING OF STOCKHOLDERS?

We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC after the Annual Meeting.

Proposals to be Voted On

PROPOSAL 1

Election of Directors

At the Annual Meeting, three (3) Class III Directors are to be elected to hold office until the Annual Meeting of Stockholders to be held in 2024 and until such director’s successor is elected and qualified.

We currently have nine (9) directors on our Board, including three (3) Class III Directors. Our current Class III Directors are Grégory Behar, who has served on our Board since December 2014, Paul R. Biondi, who has served on our Board since March 2020, and Kurt C. Graves, who has served on our Board since November 2015. The Board has nominated each of Grégory Behar, Paul R. Biondi, and Kurt C. Graves for election as Class III Directors at the Annual Meeting.

The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class III Directors. Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

As set forth in our Restated Certificate of Incorporation, the Board of Directors is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The members of the classes are divided as follows:

•	the Class I Directors are Dennis A. Ausiello, M.D., Willard H. Dere, M.D., and Eric D. Shaff, and their term will expire at the 2022 Annual Meeting of Stockholders;

•	the Class II Directors are Stephen A. Berenson, Richard N. Kender, and Meryl S. Zausner, and their term expires at the 2023 Annual Meeting of Stockholders; and

•

the Class III Directors are Grégory Behar, Paul R. Biondi, and Kurt C. Graves, and their term will expire at the Annual Meeting and their subsequent term will expire at the 2024 Annual Meeting of Stockholders.

Our Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the authorized number of directors may be changed only by resolution of our Board of Directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company. Our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of our outstanding voting stock entitled to vote in the election of directors. There are no family relationships among any of our executive officers or directors.

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of Common Stock represented thereby for the election as Class III Directors of the persons whose names and biographies appear below. All of the persons whose names and biographies appear below are currently serving as our directors. In the event any of the nominees should become unable to serve, or for good cause will not serve, as a director, it is intended that votes will be cast for a substitute nominee designated by our Board of Directors or our Board of Directors may elect to reduce its size. The Board of Directors has no reason to believe that the nominees named below will be unable to serve if elected. Each of the nominees has consented to being named in this proxy statement and to serve if elected.

VOTE REQUIRED

The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class III Directors. Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote “FOR” the election of the below Class III Director nominees.

DIRECTOR NOMINEES AND CONTINUING DIRECTORS

Name	Age	Served as a Director Since	Position with Seres	Class and Year Term Ending
Director Nominees
Grégory Behar	51	2014	Director	Class III (Term Ending 2024 if elected at the Annual Meeting)
Paul R. Biondi	51	2020	Director	Class III (Term Ending 2024 if elected at the Annual Meeting)
Kurt C. Graves	53	2015	Director	Class III (Term Ending 2024 if elected at the Annual Meeting)
Continuing Directors
Dennis A. Ausiello, M.D.	75	2015	Director	Class I (Term Ending 2022)
Willard H. Dere, M.D.	67	2017	Director	Class I (Term Ending 2022)
Eric D. Shaff	45	2019	President, Chief Executive Officer and Director	Class I (Term Ending 2022)
Stephen A. Berenson	60	2019	Chairman of the Board of Directors	Class II (Term Ending 2023)
Richard N. Kender	65	2014	Director	Class II (Term Ending 2023)
Meryl S. Zausner	64	2018	Director	Class II (Term Ending 2023)

The principal occupations and business experience, for at least the past five years, of each Director (including the Class III Director nominees) are as follows:

GRÉGORY BEHAR	Age 51

Grégory Behar has served as a member of our Board of Directors since December 2014. Mr. Behar has served as Chief Executive Officer of Nestlé Health Science, a business unit of Société des Produits Nestlé S.A., a health sciences company, since July 2014. From July 2011 to July 2014, Mr. Behar was President and Chief Executive Officer of Boehringer Ingelheim Pharmaceuticals Inc. (USA), a pharmaceutical company. From 2010 to July 2011, Mr. Behar was Corporate Vice President Region NECAR (North European Union, Canada and Australasia) for Boehringer-Ingelheim GmbH, a pharmaceutical company. Mr. Behar has served on the board of directors of Axcella Health, Inc. since February 2016 and previously served on the board of directors of Aimmune Therapeutics, Inc. from November 2016 until its acquisition in October 2020. Mr. Behar also serves on the boards of directors of numerous privately held companies. Mr. Behar received his B.S. in Mechanical Engineering from the University of California, Los Angeles, an M.S. in Mechanical Engineering and Manufacturing from EPFL in Switzerland and an M.B.A. from INSEAD in France. We believe that Mr. Behar is qualified to serve on our Board of Directors because of his extensive business experience in the health sciences and pharmaceutical industries.

PAUL R. BIONDI	Age 51

Paul R. Biondi has served as a member of our Board of Directors since March 2020. Mr. Biondi is an Executive Partner and President of Pioneering Medicines at Flagship Pioneering, roles he has held since November 2019. Mr. Biondi joined Flagship Pioneering following a seventeen-year tenure at Bristol-Myers Squibb, or BMS, a pharmaceutical company, where he was most recently the Senior Vice President of Strategy and Business Development from October 2015 to November 2019. Prior to serving in the role of Senior Vice President of Strategy, from 2002 to 2015, Mr. Biondi held a series of other leadership roles within BMS’ Research and Development organization overseeing strategy, portfolio and project management, as well as clinical and business operations. Mr. Biondi holds a bachelor’s degree from Dartmouth College and an M.B.A. from the J.L. Kellogg School of Management at Northwestern University. We believe that Mr. Biondi is qualified to serve on our Board of Directors because of his extensive experience in biopharmaceutical strategy and corporate development.

KURT C. GRAVES	Age 53

Kurt C. Graves has served as a member of our Board of Directors since November 2015. Mr. Graves was previously the Chairman, President and Chief Executive Officer of Intarcia Therapeutics, Inc., or Intarcia, a biotechnology company, from April 2012 to December 2020 and Executive Chairman from August 2010 to April 2012. Mr. Graves also previously served as Executive Chairman of Biolex Therapeutics, a biopharmaceutical company, from November 2010 to March 2012. Previously, he served as Executive Vice President, Chief Commercial Officer and Head of Strategic Development at Vertex Pharmaceuticals Inc., or Vertex, from July 2007 to October 2009. Prior to joining Vertex, Mr. Graves held various leadership positions at Novartis Pharmaceuticals Corporation, or Novartis Corp., from 1999 to June 2007, including the Chief Marketing Officer for the pharmaceuticals division of Novartis Corp. from September 2003 to June 2007. He served on the boards directors of Radius Health, Inc. from May 2011 to March 2020, and Achillion Pharmaceuticals, Inc. from June 2012 to January 2020. Mr. Graves received a B.S. in Biology from Hillsdale College. We believe Mr. Graves is qualified to serve as a member of our Board of Directors because of his extensive experience in the life sciences industry, membership on various boards of directors and his leadership and management experience.

DENNIS A. AUSIELLO, M.D.	Age 75

Dennis A. Ausiello, M.D. has served as a member of our Board of Directors since April 2015. Dr. Ausiello has served as the Jackson Distinguished Professor of Clinical Medicine at Harvard Medical School and Director, Emeritus of Harvard Medical School’s M.D./Ph.D. Program since 1996, Chair of Medicine, Emeritus, and Director of the Center for Assessment Technology and Continuous Health (CATCH) at Massachusetts General Hospital, which he co-founded, since 2012, and Physician-in-Chief Emeritus at Massachusetts General Hospital since 2013. From 1996 to April 2013, Dr. Ausiello served as the Chief of Medicine at Massachusetts General Hospital. Dr. Ausiello is a member of the Institute of Medicine of the National Academy of Sciences and a fellow of the American Academy of Arts and Sciences. Dr. Ausiello has served on the board of directors of Alnylam Pharmaceuticals since April 2012 and previously served on the board of directors of Pfizer Inc. from 2006 to 2019, where he currently serves on the advisory board since 2019. Dr. Ausiello also serves on the boards of directors of numerous privately held companies. Dr. Ausiello received a B.A. in Biochemistry from Harvard College and an M.D. from the University of Pennsylvania. We believe that Dr. Ausiello is qualified to serve on our Board of Directors because of his extensive experience as a physician and as a director of pharmaceutical companies.

WILLARD H. DERE, M.D.	Age 67

Willard H. Dere, M.D. has served as a member our Board of Directors since July 2017. Dr. Dere has been Professor of Internal Medicine, B. Lue and Hope S. Bettilyon Presidential Endowed Chair in Internal Medicine for Diabetes Research, Executive Director of Personalized Health, and Co-Principal Investigator of the Center for Clinical and Translational Science at the University of Utah Health Sciences Center since November 2014 and Associate Vice President for Research since September 2019. Prior to his professorship, from 2003 until his retirement in October 2014, Dr. Dere held multiple roles at Amgen, Inc., including Head of Global Development, and both corporate and international Chief Medical Officer, and led development of programs in various therapeutic areas. Dr. Dere serves on the boards of directors of several companies, including BioMarin Pharmaceutical, Inc. since 2016, Radius Health since 2014, and Mersana Therapeutics, Inc. since 2018. From October 2016 to December 2017, he served on the board of directors of Ocera Therapeutics. Dr. Dere received his B.A. in History and Zoology and M.D. from the University of California, Davis, completed his internal medicine residency training at the University of Utah, and his postdoctoral training in endocrinology and metabolism at the University of California, San Francisco. We believe Dr. Dere is qualified to serve on our Board of Directors due to his extensive academic experience and his knowledge of the biotechnology industry.

ERIC D. SHAFF	Age 45

Eric D. Shaff has served as our President and Chief Executive Officer and a member of our Board of Directors since January 2019. Previously, he served as our Chief Operating and Financial Officer and Executive Vice President from January 2018 until January 2019 and as our Chief Financial Officer from November 2014 until January 2019. From January 2012 to November 2014, Mr. Shaff was Vice President of Corporate Finance for Momenta Pharmaceuticals, or Momenta, a biotechnology company, where he helped manage Momenta’s accounting, finance, planning, and procurement functions, as well as contributing to Momenta’s investor relations efforts. Prior to Momenta, Mr. Shaff held a number of corporate development and finance positions with Genzyme Corporation, a biotechnology company, most recently as Vice President of Finance/Controller for the Personalized Genetic Health division. Mr. Shaff has served on the board of directors of Sigilon Therapeutics, Inc. since November 2017. Mr. Shaff received his B.A. from the University of Pennsylvania and his M.B.A. from Cornell University. We believe Mr. Shaff is qualified to serve on our Board of Directors because of his extensive business and finance experience and his knowledge of the biotechnology industry.

STEPHEN A. BERENSON	Age 60

Stephen Berenson has served as Chairman of our Board of Directors since December 2019 and as a member of our board of directors since August 2019. Mr. Berenson has been a Managing Partner at Flagship Pioneering, a life sciences innovation firm which conceives, creates, resources and develops first-in-category life sciences companies, since June 2017. Prior to Flagship, Mr. Berenson spent 33 years in various roles as an investment banker at J.P. Morgan, an investment bank, most recently serving in the role of Vice Chairman of Investment Banking from 2005 to April 2017, where he focused on providing high-touch strategic advice and complex transaction execution to leading companies across all industries globally. He was co-founder of J.P. Morgan’s Global Strategic Advisory Council and co-founder of the firm’s Board Initiative. Mr. Berenson also serves on the boards of directors of Moderna, Inc. and CiBO Technologies, Inc. Mr. Berenson received an S.B. in Mathematics from the Massachusetts Institute of Technology. We believe that Mr. Berenson is qualified to serve on our Board of Directors because of his extensive experience working with rapidly-growing companies across various industries.

RICHARD N. KENDER	Age 65

Richard N. Kender has served as a member of our Board of Directors since October 2014. From October 1978 to September 2013, Mr. Kender held positions in a variety of corporate areas at Merck & Co., Inc., or Merck, a pharmaceutical company, most recently serving as Senior Vice President of Business Development and Corporate Licensing. Mr. Kender has served on the boards of directors of Poxel S.A. since March 2015, Bicycle Therapeutics PLC since July 2019, and ReViral Ltd since November 2019. He previously served on the boards of directors of INC Research Holdings, Inc. between December 2014 and August 2017 and Abide Therapeutics, Inc. between December 2015 and May 2019. Mr. Kender received a B.S. in Accounting from Villanova University and an M.B.A. from Fairleigh Dickinson University. We believe Mr. Kender is qualified to serve on our Board of Directors because of his finance experience and knowledge of the biotechnology industry.

MERYL S. ZAUSNER	Age 64

Meryl Zausner has served as a member of our Board of Directors since August 2018. Ms. Zausner worked for Novartis Pharmaceuticals, Inc., or Novartis, a pharmaceutical company, from 1988 until her retirement in 2017, most recently serving as Chief Financial and Administrative Officer and a member of the Pharmaceutical Executive Committee and Global Finance Leadership Team of Novartis in the United States. At Novartis, she helped launch the Oncology Business Unit, as well as the company’s shared services organization. Prior to serving as Chief Financial and Administrative Officer, Ms. Zausner was a member of the Novartis Global Oncology leadership team, where she contributed to the development and commercialization of therapies, including Gleevec® (imatinib). Ms. Zausner previously served on the boards of directors of the Multiple Myeloma Research Foundation from 2009 to 2021 and Neon Therapeutics, Inc. from December 2017 to May 2020. Ms. Zausner received a B.S. in Accounting and Economics from the University at Albany, SUNY. We believe Ms. Zausner is qualified to serve on our Board of Directors because of her finance and leadership experience and knowledge of the pharmaceutical industry.

PROPOSAL 2

Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors (the “Audit Committee”) has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. Our Board of Directors has directed that this appointment be submitted to our stockholders for ratification. Although ratification of our appointment of PricewaterhouseCoopers LLP is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.

PricewaterhouseCoopers LLP also served as our independent registered public accounting firm for the fiscal year ended December 31, 2020. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services. A representative of PricewaterhouseCoopers LLP is expected to attend the Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.

In the event that the appointment of PricewaterhouseCoopers LLP is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent auditors for the fiscal year ending December 31, 2022. Even if the appointment of PricewaterhouseCoopers LLP is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the interest of our Company.

VOTE REQUIRED

This proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively. Abstentions are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of PricewaterhouseCoopers LLP, we do not expect any broker non-votes in connection with this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote “FOR” the Ratification of the Appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm.

PROPOSAL 3

Approval, on an Advisory (Non-Binding) Basis, of the Compensation of Our Named Executive Officers

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Rule 14a-21 under the Exchange Act, we request that our stockholders cast a non-binding, advisory vote to approve the compensation of our named executive officers identified in the section titled “Executive and Director Compensation” set forth below in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, by a non-binding advisory vote, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2021 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and narrative discussion.”

We believe that our compensation programs and policies for the year ended December 31, 2020 were an effective incentive for the achievement of our goals, aligned with stockholders’ interest and worthy of stockholder support. Additional details concerning how we structure our compensation programs to meet the objectives of our compensation program are provided in the section titled “Executive Compensation” set forth below in this proxy statement. In particular, we discuss how we design performance-based compensation programs and set compensation targets and other objectives to maintain a close correlation between Company and individual achievement.

This vote is merely advisory and will not be binding upon us, our Board of Directors or our Compensation and Talent Committee, nor will it create or imply any change in the duties of us, our Board of Directors or our Compensation and Talent Committee. The Compensation and Talent Committee will, however, take into account the outcome of the vote when considering future executive compensation decisions. The Board of Directors values constructive dialogue on executive compensation and other significant governance topics with our stockholders and encourages all stockholders to vote their shares on this important matter. Subject to the Board of Directors’ determination after considering the advisory vote on the frequency of future advisory votes on executive compensation (see Proposal 4), the next “say-on-pay” advisory vote following this one will occur at the 2022 annual meeting of stockholders.

VOTE REQUIRED

The approval, on an advisory (non-binding) basis, of the compensation of our named executive officers will require the affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote “FOR” the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.

PROPOSAL 4

Approval, on an Advisory (Non-Binding) Basis, of the Frequency of Future Advisory Votes on the Compensation of Our Named Executive Officers

In accordance with the Dodd-Frank Act, we request that our stockholders cast a non-binding, advisory vote regarding the frequency with which we should include in future annual proxy statements a stockholder advisory vote to approve the compensation of our named executive officers. By voting on this proposal, stockholders may indicate whether they would prefer that we provide for such a stockholder advisory vote at future annual meetings every one year, every two years or every three years. Stockholders may also abstain from the vote.

After careful consideration, the Board of Directors determined that providing a stockholder advisory vote to approve the compensation of our named executive officers every year is the most appropriate alternative for us at this time. In formulating its recommendation, the Board of Directors determined that an annual advisory vote on named executive officer compensation will allow stockholders to provide their direct input on our compensation philosophy, policies and practices as disclosed in this and future proxy statements on a more timely and consistent basis than if the vote were held less frequently. Additionally, an annual advisory vote on executive compensation is consistent with our policy of seeking regular dialogue with our stockholders on corporate governance matters and our executive compensation philosophy, policies and practices. We understand that our stockholders may have different views as to what is the best approach for us, and we look forward to hearing from our stockholders on this proposal.

Our stockholders will have the opportunity to specify one of four choices for this proposal on the proxy card: (1) one year; (2) two years; (3) three years; or (4) abstain. Stockholders are not voting to approve or disapprove the Board of Directors’ recommendation. Rather, stockholders are being asked to express their preference regarding the frequency of future advisory votes to approve executive compensation.

VOTE REQUIRED

The frequency that receives the affirmative vote of the holders of a majority in voting power of the votes cast will be the frequency recommended by stockholders. If no frequency receives the foregoing vote, then we will consider the option of ONE YEAR, TWO YEARS, or THREE YEARS that receives the highest number of votes cast to be the frequency recommended by stockholders. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote of “ONE YEAR” regarding the non-binding frequency of future advisory votes on the compensation of our named executive officers.

Report of the Audit Committee of the Board of Directors

The Audit Committee has reviewed the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2020 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, Seres Therapeutics, Inc.’s independent registered public accounting firm the matters that they are required to provide to the Audit Committee, including the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

Richard N. Kender (Chair)

Willard H. Dere, M.D.

Meryl S. Zausner

Independent Registered Public Accounting Firm Fees and Other Matters

The following table summarizes the fees of PricewaterhouseCoopers LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years for audit services and billed to us in each of the last two fiscal years for other services:

Fee Category	2020	2019
Audit Fees	$896,000	$695,000
Audit-Related Fees	$50,000	$50,000
Tax Fees	$—	$—
All Other Fees	$2,756	$900
Total Fees	$948,756	$745,900

AUDIT FEES

Audit fees consist of fees billed for the audit of our annual consolidated financial statements, the review of the interim consolidated financial statements, and related services that are normally provided in connection with registration statements, services performed in connection with our at the market common stock offering and services performed in connection with the public offerings of our Common Stock in June 2019 and August 2020.

AUDIT-RELATED FEES

Audit-related fees in 2020 and 2019 consist of fees in connection with an audit of our grant from CARB-X.

TAX FEES

There were no such fees incurred in 2020 or 2019.

ALL OTHER FEES

All Other Fees in 2020 and 2019 represent non-audit fees in connection with access to the PricewaterhouseCoopers LLP on-line accounting research and disclosures database.

AUDIT COMMITTEE PRE-APPROVAL POLICY AND PROCEDURES

The Audit Committee has adopted a policy (the “Pre-Approval Policy”) which sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by the independent auditor may be pre-approved. The Pre-Approval Policy generally provides that we will not engage PricewaterhouseCoopers LLP to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”). Unless a type of service to be provided by PricewaterhouseCoopers LLP has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by the Audit Committee or by a designated member of the Audit Committee to whom the committee has delegated the authority to grant pre-approvals. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with our business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance our ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative. On an annual basis, the Audit Committee reviews and generally pre-approves the services (and related fee levels or budgeted amounts) that may be provided by PricewaterhouseCoopers LLP without first obtaining specific pre-approval from the Audit Committee. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations.

Executive Officers

The following table identifies our current executive officers:

Name	Age	Position
Eric D. Shaff(1)	45	President and Chief Executive Officer
Marcus Chapman(2)	50	Senior Vice President, Finance and Principal Financial and Accounting Officer
Thomas J. DesRosier(3)	66	Executive Vice President and Chief Legal Officer
David S. Ege, Ph.D.(4)	47	Executive Vice President and Chief Technology Officer
Matthew Henn, Ph.D.(5)	46	Executive Vice President and Chief Scientific Officer
Lisa von Moltke, M.D.(6)	62	Executive Vice President and Chief Medical Officer
Teresa L. Young, Ph.D.(7)	54	Executive Vice President, Chief Commercial and Strategy Officer
[1]	See biography on page 11 of this proxy statement.

[2]

Marcus Chapman has served as our Senior Vice President, Finance since January 2018 and as Principal Financial and Accounting Officer since April 2019. Since joining our company in March 2015, he has held positions of increasing seniority, including as our Senior Director of Finance from March 2015 to January 2018. Prior to joining our company, Mr. Chapman served in roles of increasing seniority at Takeda Oncology, or Takeda, the oncology business unit of Takeda Pharmaceuticals Co. Ltd., from August 2007 to March 2015, culminating as Senior Director of Finance and Interim Head of Finance. In these roles, Mr. Chapman oversaw finance functions supporting U.S. sales, U.S. and global marketing, operations, global medical affairs and manufacturing. Prior to Takeda, Mr. Chapman held senior roles at Clarion Healthcare Consulting and Strategic Decisions Group. He began his career at LaSalle Partners in their Investment Banking and Investment Management groups. Mr. Chapman received his B.A. in Economics from Wheaton College and his M.B.A. from The Tuck School of Business at Dartmouth College.

[3]

Thomas J. DesRosier has served as our Chief Legal Officer, Executive Vice President, and Secretary since May 2016. Previously, he served as Executive Vice President, Chief Legal and Administrative Officer and Secretary of ARIAD Pharmaceuticals, Inc., a biopharmaceutical company, from 2015 to 2016, Executive Vice President, Chief Legal and Administrative Officer and Secretary of Cubist Pharmaceuticals, Inc., or Cubist, a biopharmaceutical company, from 2014 to 2015 and Senior Vice President, Chief Legal Officer and Secretary of Cubist from 2013 to 2014. Before that, Mr. DesRosier served as Senior Vice President, General Counsel North America of Sanofi S.A., a global biopharmaceutical company, from 2011 to 2013. From 1999 to 2011, Mr. DesRosier held leadership roles of increasing seniority within the legal group of Genzyme Corporation, a biotechnology company, culminating in his role as Senior Vice President, Chief Legal Officer. Mr. DesRosier has served as a member of the board of directors of Avanir Pharmaceuticals, a wholly-owned subsidiary of Otsuka Pharmaceutical Company, Ltd., since June 2017. Mr. DesRosier earned a B.A. in Chemistry from the University of Vermont and a J.D. from Wake Forest University School of Law.

[4]

David S. Ege, Ph.D. has served as our Executive Vice President and Chief Technology Officer since October 2020. Previously, Dr. Ege served in a variety of technical and leadership roles in R&D and manufacturing at Merck from November 2003 to October 2020, most recently as global lead for digital strategy in Merck’s Manufacturing Division from June 2019 to October 2020. From April 2015 to June 2019, Dr. Ege served as Executive Director of Vaccines & Biologics Manufacturing at Merck’s plant in Elkton, Virginia, where he led bulk manufacturing operations for Gardasil®, Gardasil9® and Cancidas®. He has contributed to the successful first-in-class licensure and launch of cervical cancer vaccines, Gardasil® (2006) and Gardasil9® (2014), and a breakthrough cancer immunotherapy, Keytruda® (2014). He graduated summa cum laude from Princeton with a B.S.E. in chemical engineering and earned his Ph.D. in chemical engineering from the University of Pennsylvania.

[5]

Matthew Henn, Ph.D. has served as our Executive Vice President and Chief Scientific Officer since February 2019. Since joining our company at its launch in June 2012, he has held positions of increasing seniority, most recently as Executive Vice President, Head of Discovery and Microbiome R&D from January 2018 to February 2019, and previously as Senior Vice President, Head of Discovery and Bioinformatics from June 2012 to January 2018. Prior to joining our company, he was the Director of Viral Genomics and Assistant Director of the Genome Sequencing Center for Infectious Diseases at the Broad Institute of the Massachusetts Institute of Technology and Harvard. He currently serves on the scientific advisory boards of the Forsyth Institute and Growcentia, Inc., an agricultural microbiome company. Dr. Henn earned his B.S. in Ecology and Evolutionary Sciences from the University of New Hampshire and his Ph.D. in Ecosystem Sciences from the University of California at Berkeley, where he was a NASA Earth Systems Sciences Fellow, and trained as a NSF Postdoctoral Fellow in Microbiology at Duke University.

[6]

Lisa von Moltke, M.D. has served as our Executive Vice President and Chief Medical Officer since March 2020. Previously, Dr. von Moltke worked for Alkermes, Inc., a pharmaceutical company, from June 2015 to December 2019, where she served in roles of increasing seniority, culminating as Senior Vice President and Head of Clinical Development. Beginning in June 2015, Dr. Moltke served as VP Clinical Pharmacology, DMPK and Bioanalytics, was promoted to Head of Clinical Development in November 2015, and became SVP in June 2018. Prior to joining Alkermes, Dr. von Moltke served as Vice President Clinical Pharmacology at Sanofi/Genzyme Corporation, a biotechnology company, from 2009 to 2015 and was US Head Clinical & Exploratory Pharmacology Sciences (CEP) and Early Development. Starting in 2014 she was Head CEP for Japan and China regions. From 2006 to 2009, Dr. von Moltke was Head, Translational Medicine for the Takeda Oncology Company, a biopharmaceutical company, in Cambridge, MA. She has served as President of the American College of Clinical Pharmacology, and as the Editor-in-Chief of The Journal of Clinical Pharmacology. Dr. von Moltke earned a B.A. degree at Wellesley College and her M.D. from Michigan State University, College of Human Medicine.

[7]

Teresa L. Young, Ph.D. has served as our Executive Vice President, Chief Commercial and Strategy Officer since June 2020. Previously, Dr. Young served as Vice President, Global Commercial Strategy at Sage Therapeutics from March 2018 to June 2020, where she led development of Sage’s global commercial capabilities, including global marketing, insights and analytics and new product planning. Prior to that, she held commercial leadership roles of increasing responsibility at Bristol-Myers Squibb from November 2010 to March 2018, culminating in her role as Vice President and General Manager, Cardiovascular, in which she led the global ELIQUIS® business to become the company’s largest product by revenue. Earlier in her career, Dr. Young held marketing and sales roles at GlaxoSmithKline from June 1993 to November 2010, where she catalyzed growth for the company’s Urology, Diabetes and NeuroHealth organizations. Dr. Young is a member of the Women in Bio and Healthcare Businesswomen’s Association and served on the Advisory Board of the Healthcare Businesswomen’s Association. Dr. Young received her B.S. in pharmacy and her Ph.D. in healthcare marketing from the University of South Carolina.

Corporate Governance

GENERAL

Our Board of Directors has adopted Corporate Governance Guidelines, an Insider Trading Compliance Policy, a Code of Business Conduct and Ethics and charters for the Nominating and Corporate Governance Committee of the Board of Directors (the “Nominating and Corporate Governance Committee”), the Audit Committee and the Compensation and Talent Committee of the Board of Directors (the “Compensation and Talent Committee”) to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of our Company. You can access our current committee charters, our Corporate Governance Guidelines, Insider Trading Compliance Policy, and our Code of Business Conduct and Ethics in the “Corporate Governance” section of the “Investors & Media” page of our website located at www.serestherapeutics.com, or by writing to our Secretary at our offices at 200 Sidney Street, Cambridge, MA 02139.

BOARD COMPOSITION

Our Board of Directors currently consists of nine members: Eric D. Shaff, Dennis A. Ausiello, M.D., Grégory Behar, Stephen A. Berenson, Paul R. Biondi, Willard H. Dere, M.D., Richard N. Kender, Kurt C. Graves and Meryl S. Zausner. As set forth in our Restated Certificate of Incorporation, the Board of Directors is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the authorized number of directors may be changed only by resolution of the Board of Directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company. Our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of our capital stock entitled to vote in the election of directors.

DIRECTOR INDEPENDENCE

All of our directors, other than Eric D. Shaff, qualify as “independent” in accordance with the listing requirements of The Nasdaq Global Select Market (“Nasdaq”). The Nasdaq independence definition includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our Board of Directors has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board of Directors had determined that (i) Noubar Afeyan, Ph.D. qualified as independent during the period he served on our Board in 2020 until his departure on March 20, 2020, and (ii) Lorence H. Kim, M.D., qualified as independent during the period he served on our Board in 2020 until his term ended at the 2020 Annual Meeting of Stockholders on June 18, 2020. In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management, including, as to each of Mr. Berenson and Mr. Biondi, his relationship to, and our transactions with, Flagship Pioneering and its affiliates, and as to Mr. Behar, his relationship to, and our transactions with, Nestlé Health Science US Holdings, Inc. and Société des Produits Nestlé S.A. Mr. Shaff is not independent because he is the President and Chief Executive Officer of our Company. There are no family relationships among any of our directors or executive officers.

DIRECTOR CANDIDATES

The Nominating and Corporate Governance Committee is primarily responsible for searching for qualified director candidates for election to the Board and filling vacancies on the Board. To facilitate the search process, the Nominating and Corporate Governance Committee may solicit current directors and executives of the Company for the names of potentially qualified candidates or ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders. Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from the Company and potential conflicts of interest and determines if candidates meet the qualifications desired by the Nominating and Corporate Governance Committee for candidates for election as a director.

In evaluating the suitability of individual candidates (both new candidates and current Board members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; strong finance experience; experience relevant to the Company’s industry; experience as a board member or executive officer of another publicly held company; relevant academic expertise or other proficiency in an area of the Company’s operations; diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other board members; diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience; practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; and any other relevant qualifications, attributes or skills. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee may also consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board. Paul R. Biondi, a Class III Director nominee appointed to the Board in 2020, was identified as a potential candidate to serve on our Board of Directors by one of our shareholders, Flagship Pioneering.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, c/o Secretary, Seres Therapeutics, Inc., 200 Sidney Street, Cambridge, MA 02139. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

COMMUNICATIONS FROM STOCKHOLDERS

The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Our Secretary is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the directors as he considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Secretary and Chairman of the Board consider to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications. Stockholders who wish to send communications on any topic to an individual director or to the Board should address such communications to such director or to the Board of Directors in writing: c/o Secretary, Seres Therapeutics, Inc., 200 Sidney Street, Cambridge, MA 02139.

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

Our Amended and Restated Bylaws and Corporate Governance Guidelines provide our Board of Directors with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company based on the circumstances at that time. We recognize that different board leadership structures may be appropriate for companies in different situations.

Based on the Company’s present circumstances, the Board believes that the Company and its stockholders are best served by having Mr. Berenson serve as its Chairman of the Board and Mr. Shaff serve as its Chief Executive Officer. Our current leadership structure permits Mr. Shaff to focus his attention on managing our Company and permits Mr. Berenson to manage the Board. Accordingly, we believe our current leadership structure is the optimal structure for us at this time.

However, our Board of Directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate. If, in the future, the Chairman of the Board is a member of management or does not otherwise qualify as independent, our Corporate Governance Guidelines provide for the appointment by the independent directors of a Lead Director. The Lead Director’s responsibilities would include, but would not be limited to, presiding over all meetings of the Board of Directors at which the Chairman of the Board is not present, including any executive sessions of the independent directors, approving the Board’s meeting schedules and agendas, and acting as liaison between the independent directors of the Board and the Chief Executive Officer and the Chairman of the Board.

Risk assessment and oversight are an integral part of our governance and management processes. Our Board of Directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board of Directors at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks. Our Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through various standing committees of the Board of Directors that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure, including business continuity risks, such as risks relating to the COVID-19 pandemic, and our Audit Committee is responsible for overseeing our major financial and cyber-security risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related person transactions. Our Nominating and Corporate Governance Committee oversees risks associated with our corporate governance framework and monitors the effectiveness of the Corporate Governance Guidelines. Our Compensation and Talent Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. The Board does not believe that its role in the oversight of our risks adversely affects the Board’s leadership.

ANNUAL BOARD EVALUATION

Our Corporate Governance Guidelines require the Nominating and Corporate Governance Committee to oversee an annual assessment of the Board and its committees. Our outside counsel, Latham & Watkins, LLP (“Latham”), conducted interviews with each Board member regarding the performance of the Board and its committees. Latham summarized the results of these interviews and presented them to the Nominating and Corporate Governance Committee and the Board for review and discussion.

CODE OF ETHICS

We have a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer, and controller, or persons performing similar functions. We have posted a current copy of the code on our website, www.serestherapeutics.com. In addition, we intend to post on our website all disclosures that are required by law or the rules of Nasdaq concerning any amendments to, or waivers from, any provision of the code.

ANTI-HEDGING AND ANTI-PLEDGING POLICY

Our Board of Directors has adopted an Insider Trading Compliance Policy, which applies to all of our directors, officers and employees. The policy prohibits our directors, officers and employees and any entities they control from purchasing financial instruments such as zero-cost collars and forward sale contracts, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities, or that may cause an officer, director, or employee to no longer have the same objectives as the Company’s other stockholders. In addition, individuals subject to this policy are prohibited from pledging the Company’s securities as collateral to secure loans.

ATTENDANCE BY MEMBERS OF THE BOARD OF DIRECTORS AT MEETINGS

There were seven meetings of the Board of Directors during the fiscal year ended December 31, 2020. During the fiscal year ended December 31, 2020, each director attended at least 75% of the aggregate of all meetings of the Board of Directors and meetings of the committees on which the Director served during the period in which he or she served as a director.

Currently, we do not maintain a formal policy regarding director attendance at the Annual Meeting; however, it is expected that directors will attend absent compelling circumstances. All of our then-incumbent directors attended our annual meeting of stockholders held in 2020.

Committees of the Board

Our Board has established three standing committees—Audit, Compensation and Talent and Nominating and Corporate Governance—each of which operates under a written charter that has been approved by our Board. All of the members of each of the Board’s three standing committees are independent as defined under the Nasdaq rules. Our Board of Directors has determined that Richard N. Kender, Willard H. Dere, and Meryl S. Zausner meet the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All members of the Compensation and Talent Committee meet the heightened standard for independence specific to members of a compensation committee under the Nasdaq rules and each qualifies as a “non-employee director” as defined in Rule 16b-3 of the Exchange Act. All members of the Nominating and Corporate Governance Committee are independent under the Nasdaq rules.

The members of each of the Board committees and committee Chairs are set forth in the following chart.

Name	Audit	Compensation and Talent	Nominating and Corporate Governance
Dennis A. Ausiello, M.D.			X
Stephen A. Berenson			Chair
Paul R. Biondi		X
Gregory Behar			X
Willard H. Dere, M.D.	X
Kurt C. Graves		Chair
Richard N. Kender	Chair	X
Meryl S. Zausner	X	X

AUDIT COMMITTEE

Our Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	discussing our risk management policies;

•	establishing policies regarding hiring employees from the independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with our internal auditing staff, if any, independent registered public accounting firm and management;

•	reviewing and approving or ratifying any related person transactions; and

•	preparing the Audit Committee report required by the SEC rules (which is included on page 16 of this proxy statement).

The members of the Audit Committee are Dr. Dere, Mr. Kender and Ms. Zausner. Mr. Kender serves as the Chairperson of the committee. The members of our Audit Committee meet the requirements for financial literacy under the applicable rules of Nasdaq. Our Board of Directors has determined that each of Dr. Dere, Mr. Kender and Ms. Zausner is an “audit committee financial expert” as defined by Item 407(d)(5)(ii) of Regulation S-K.

The Audit Committee met seven times in 2020.

COMPENSATION AND TALENT COMMITTEE

Our Compensation and Talent Committee is responsible for assisting the Board in the discharge of its responsibilities relating to the compensation of our executive officers, as well as the evaluation, talent development and succession planning for our executive officers and other senior executives. In fulfilling its purpose, our Compensation and Talent Committee has the following principal duties:

•	annually reviewing and recommending corporate goals and objectives relevant to CEO compensation;

•	recommending our CEO’s compensation to the Board for approval;

•	reviewing and approving, or making recommendations to the Board with respect to, the compensation of our other executive officers;

•	overseeing an evaluation of our senior executives;

•	overseeing the development of our senior executives;

•	reviewing our diversity and inclusion policies and practices;

•	periodically reviewing our succession plans for senior executives, other that the CEO, whose succession plan is reviewed by our Nominating & Corporate Governance Committee;

•	overseeing and administering our cash and equity incentive plans;

•	reviewing and making recommendations to the Board of Directors with respect to director compensation;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis,” if required; and

•	preparing the annual Compensation and Talent Committee report, if required by SEC rules.

The Compensation and Talent Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. For information regarding the role of our compensation consultants in determining our executive compensation, please refer to the section entitled “Executive and Director Compensation—Compensation Setting Process.”

The Compensation and Talent Committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time as further described in its charter, which is available on our website at www.serestherapeutics.com. The Compensation and Talent Committee may also delegate to an officer the authority to grant equity awards to certain employees, as further described in its charter and subject to the terms of our equity plans.

The members of our Compensation and Talent Committee are Messrs. Biondi, Graves and Kender and Ms. Zausner. Mr. Graves serves as the Chairperson of the Compensation and Talent Committee.

The Compensation and Talent Committee met six times in 2020.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Our Nominating and Corporate Governance Committee’s responsibilities include:

•	identifying individuals qualified to become board members;

•	recommending to the Board of Directors the persons to be nominated for election as directors and to each board committee;

•	reviewing the Board’s leadership structure;

•	developing and recommending to the Board of Directors succession plans for our CEO;

•	developing and recommending to the Board of Directors corporate governance principles; and

•	overseeing an annual evaluation of the Board of Directors.

The members of our Nominating and Corporate Governance Committee are Dr. Ausiello and Messrs. Berenson and Behar. Mr. Berenson serves as the Chairperson of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee met three times in 2020.

Executive and Director Compensation

EXECUTIVE COMPENSATION

As of December 31, 2020, we were no longer an emerging growth company but continue to qualify as a “smaller reporting company” under Item 10 of Regulation S-K promulgated under the Exchange Act, and the following compensation disclosure is intended to comply with the requirements applicable to smaller reporting companies. Although the SEC rules allow the Company to provide less detail about its executive compensation program, the Compensation and Talent Committee is committed to providing the information necessary to help stockholders understand its executive compensation-related decisions in order to make voting determinations regarding our executive compensation program. Accordingly, this section discusses the material components of the executive compensation program offered to our named executive officers, or NEOs, identified below. For 2020, our NEOs were:

•	Eric D. Shaff, our President and Chief Executive Officer;

•	Thomas J. DesRosier, our Executive Vice President, Chief Legal Officer and Secretary; and

•	David S. Ege, Ph.D., our Executive Vice President and Chief Technology Officer.

Compensation Philosophy

We intend that the total compensation of our NEOs reflect a “pay for performance” compensation philosophy. We generally target total compensation relative to the 50th percentile of our peer group, but the Compensation and Talent Committee retains discretion to adjust compensation reflecting individual factors or performance. Our executive compensation program consists of three primary components: base salary, annual performance-based cash incentive awards and periodic equity-based incentives, which, in 2020, consisted of grants of stock options.

Compensation Setting Process

The Compensation and Talent Committee evaluates and recommends CEO compensation to the Board and makes compensation decisions regarding all of our other NEOs. Our President and Chief Executive Officer reviews the performance of our other executive officers and then makes recommendations to the Compensation and Talent Committee to assist it in determining their compensation levels. While the Compensation and Talent Committee utilizes this information and values management’s observations with regard to compensation, the ultimate decisions regarding executive compensation are made by the Compensation and Talent Committee, except CEO compensation which is made by the Board.

Our Compensation and Talent Committee has the authority under its charter to engage the services of a consulting firm or other outside advisor to assist it in designing our compensation programs and in making executive compensation decisions. Our Compensation and Talent Committee has engaged Radford, which is part of the Rewards Solutions practice at Aon plc, as its compensation consultant to assess and make recommendations with respect to the amount and types of compensation to provide our executives and directors. When making executive compensation decisions in 2020, our Compensation and Talent Committee considered advice and data provided by Radford, and also met with Radford to discuss compensation of our executive officers, including Mr. Shaff. Radford reported directly to the Compensation and Talent Committee; however, Mr. Shaff, our President and Chief Executive Officer, consulted with Radford with respect to his assessments of the compensation of executive officers other than himself. Radford provided the Compensation and Talent Committee with peer group and market information that the Compensation and Talent Committee used when determining whether our executive compensation is competitive, commensurate with the executive officers’ responsibilities and consistent with market trends in executive compensation practices for comparable companies. Radford also provides additional services to us that are unrelated to executive and director compensation. The fees for these additional services were less than $120,000 during 2020. The Compensation and Talent Committee has considered the adviser independence factors required under SEC rules and Nasdaq listing standards as they relate to Radford and does not believe Radford’s work in 2020 raised a conflict of interest.

The Compensation and Talent Committee recognizes the very competitive market for executive talent in our industry, and the importance of attracting and retaining strong talent as our business continues to evolve. Our positioning on compensation is intended to keep the Company competitive while strongly incentivizing performance and appropriately controlling executive compensation cost.

In connection with the Compensation and Talent Committee’s review of our executive compensation programs in late 2019, Radford provided market data and analysis relative to the following peer group selected by the Compensation and Talent Committee in consultation with Radford. Specifically, companies were selected with the following parameters:

•	Company Type: Biopharmaceutical companies and companies in certain turnaround situations;

•	Stage of Development: Companies with product candidates in Phase 2 or 3 clinical trials;

•	Market Capitalization: Between $100 million and $600 million;

•	Headcount: Less than 350 employees; and

•	Revenue: Under $250 million.

Compared to the prior year, the criteria used to review and select peers was adjusted: the company type was updated to include companies in turnaround situations; the stage of development changed from companies with product candidates in Phase 3 clinical trials to companies with product candidates in Phase 2 or 3 clinical trials; the market capitalization range decreased from $100 million—$1 billion to $100 million—$600 million; and the headcount range decreased from between 50 and 450 employees to less than 350 employees. Given these changes in peer company profiles, Radford recommended and the Compensation and Talent Committee approved the removal of six companies and the addition of six new peer companies that better aligned with the Company’s profile:

Ardelyx, Inc.	Concert Pharmaceuticals, Inc.	Corbus Pharmaceuticals, Inc.
Cytokinetics, Inc.	Evelo Biosciences, Inc.*	ImmunoGen, Inc.*
Inovio Pharmaceuticals, Inc.	Intra-Cellular Therapeutics, Inc.	Jounce Therapeutics, Inc.*
Kaleido BioSciences, Inc.*	Karyopham Therapeutics, Inc.	MacroGenics, Inc.
Novavax, Inc.	Revance Therapeutics, Inc.	Scholar Rock, Inc.*
Syndax Pharmaceuticals, Inc.	Syros Pharmaceuticals, Inc.*
* Indicates new peer companies.

The Compensation and Talent Committee believes the constituent companies in the peer group are similar to us based on development stage, revenue, industry, executive role considerations and market capitalization and are representative of our competitors for talent and capital. Radford provides the Compensation and Talent Committee with a competitive assessment of our compensation program for executive officers against the peer group with respect to pay philosophies, pay mix, cash and equity-linked compensation. The Compensation and Talent Committee utilizes the peer group in making compensation decisions to help ensure our compensation program for executive officers adheres to our compensation philosophy of maintaining executive pay that rewards performance while remaining competitive, commensurate with the executive officers’ responsibilities and consistent with market trends in executive compensation practices for comparable companies.

2020 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)		Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Eric D. Shaff	2020	590,000	—		2,050,600	486,750	8,550	3,135,900
President and Chief Executive Officer	2019	540,000	—		1,231,148	253,000	8,400	2,032,548
Thomas J. DesRosier	2020	450,000	—		717,710	261,000	8,550	1,437,260
Executive Vice President, Chief Legal Officer and Secretary	2019	428,300	—		379,641	161,000	8,400	977,341
David S. Ege, Ph.D.(4)	2020	76,923	65,000	(5)	5,175,880	—	785	5,318,587
Executive Vice President and Chief Technology Officer

(1)

Represents the aggregate grant date fair value of the option awards computed in accordance with FASB ASC Topic 718. For a description of the assumptions used in valuing these awards, see Notes 2 and 11 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

(2)	Represents amounts paid under our annual cash bonus program. For additional information regarding these amounts, refer to “—Narrative Disclosure to Summary Compensation Table—Annual Cash Bonuses.”

(3)	Consists of company matching contributions under our 401(k) plan.

(4)	Dr. Ege commenced employment with us on October 19, 2020.

(5)	Consists of a signing bonus that was payable to Dr. Ege in connection with the commencement of his employment.

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE

The primary elements of compensation for our NEOs are base salary, annual cash bonuses and long-term, equity-based compensation awards. Our NEOs also participate in employee benefit plans and programs that we offer to our other full-time employees on the same basis and have from time to time received relocation or other expense reimbursements from us.

Base Salary

Our NEOs receive base salary to compensate them for the satisfactory performance of duties to our company. The base salary payable to each NEO is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities.

Our Compensation and Talent Committee periodically reviews NEO base salaries in consultation with management and Radford to determine whether any adjustments are necessary or appropriate. The following table shows the annual base salaries of our NEOs for 2019, 2020 and 2021. Except as otherwise noted, all annual base salary increases were effective January 1 of the given year.

Name	2019 Annual Base Salary ($)	2020 Annual Base Salary ($)	2021 Annual Base Salary ($)
Eric D. Shaff	540,000	590,000	625,400
Thomas J. DesRosier	428,300	450,000	465,000
David S. Ege, Ph.D. (1)	—	375,000	375,000

(1)	Dr. Ege commenced employment with us on October 19, 2020.

Annual Cash Bonuses

Our NEOs generally have the opportunity to earn annual performance bonuses based on the achievement of short-term performance goals. The NEOs’ 2020 target annual cash bonuses, expressed as a percentage of base salary, were: 55% for Mr. Shaff and 40% for Mr. DesRosier. Dr. Ege’s employment agreement provides for a target annual cash bonus of 40% of his annual base salary; however, as Dr. Ege commenced employment with us on October 19, 2020, he was not eligible to receive an annual bonus for 2020.

Our Compensation and Talent Committee generally determines annual bonuses for our NEOs by multiplying (a) base salary, by (b) target cash bonus percentage, by (c) the level of achievement of corporate and/or individual performance objectives. In addition, the Compensation and Talent Committee retains discretion to adjust annual bonuses as it determines to be appropriate to reflect company performance, individual performance or other factors that the committee believes to be appropriate. For Mr. DesRosier, the achievement of 2020 corporate objectives was weighted 80% and the achievement of individual objectives was weighted at 20%. Mr. Shaff’s 2020 bonus was weighted 100% on corporate objectives.

In February 2021, in consultation with management and based on guidance from Radford, the Compensation and Talent Committee determined to award Messrs. Shaff and DesRosier 2020 performance bonuses of 150% of the corporate objective portion of their target bonus levels and Mr. DesRosier received 125% of the individual objectives portion of his target bonus level. The table below provides additional details about the Compensation and Talent Committee’s assessment of our actual performance against our 2020 corporate objectives:

2020 Corporate Objective	Weighting	Assessed Performance
Complete fundraise or secure capital necessary to fund Seres through completion of next planned pivotal study	40%	80	%(1)
SER-109: Topline results available	25%	50	%(2)
SER-287: Topline results available	20%	10	%(3)
SER-301: Approval of regulatory submission for clinical trial	5%	5%
Business development planning	5%	5%
SER-155: File investigational new drug application	5%	0	%(4)
Total	100%	150%

(1)	Reflects the successful completion of an underwritten public offering in an amount that exceeded the target raise by 165%.

(2)	Reflects the exceptional clinical execution and results of the Phase 3 ECOSPOR III study, including the delivery of topline results on time amid the COVID-19 pandemic.

(3)	Partial credit reflects success in retaining patients and data and in continuing enrollment amid the COVID-19 pandemic.

(4)	Currently projected to occur in the first half of 2021.

The actual amounts paid to our NEOs under our 2020 annual cash bonus program are set forth in the Summary Compensation Table above.

Our Compensation and Talent Committee periodically reviews NEO target bonus amounts in consultation with management and Radford to determine whether any adjustments are necessary or appropriate. The NEOs’ 2021 target annual cash bonus opportunity, expressed as a percentage of base salary, is: 60% for Mr. Shaff, 40% for Mr. DesRosier and 40% for Dr. Ege.

Equity-Based Compensation

In 2020, the long-term incentive component of the compensation of our NEOs consisted solely of stock options. We typically grant options and restricted stock units to employees when they commence employment with us and annually in conjunction with our review of individual performance. We may grant additional options in the discretion of our Board of Directors or Compensation and Talent Committee. Our stock options allow employees to purchase shares of our Common Stock at a price equal to the fair market value of our Common Stock on the grant date and may be intended to qualify as “incentive stock options” under the Internal Revenue Code of 1986, as amended (the “Code”). Each restricted stock unit represents the right to receive one share of our Common Stock or its cash value equivalent upon vesting.

Our stock options typically vest as to 25% of the shares subject to the option on the first anniversary of the grant date (or service commencement date for initial grants) and in 12 quarterly installments during the three-year period thereafter, subject to the holder’s continued service with us. From time to time, our Board of Directors or Compensation and Talent Committee may also construct alternate vesting schedules as it determines are appropriate to motivate particular employees. Stock options and restricted stock units granted to our employees may be subject to accelerated vesting in certain circumstances, as described in the section titled “Employment Agreements.”

In the first quarter of each calendar year, we generally award stock options based on the achievement of the previous year’s performance goals. We awarded stock options to our NEOs during 2020 in the following amounts with exercise prices equal to the fair market value of our common stock on the date of grant and with the vesting schedule indicated below.

Name	Options Granted (#)
Eric D. Shaff	1,000,000	(1)
Thomas J. DesRosier	350,000	(1)
David S. Ege, Ph.D.	200,000	(1)

(1)

Option vests as to 25% of the total shares subject to the option on the first anniversary of the vesting commencement date, and as to 6.25% of the shares subject to the option upon each consecutive three months of service during the three-year period thereafter, subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled “Employment Agreements.”

Retirement, Health, Welfare and Additional Benefits

Our NEOs are eligible to participate in our employee benefit plans and programs, including medical and dental benefits, life insurance, short-term disability and long-term disability to the same extent as our other full-time employees, subject to the terms and eligibility requirements of those plans. We also sponsor a 401(k) defined contribution plan in which our NEOs may participate, subject to limits imposed by the Code, to the same extent as all of our other full-time employees. During 2020, we made discretionary employer matching contributions equal to 50% of elective contributions made by participants in the 401(k) plan, up to 6% of a participant’s eligible compensation. These matching contributions are fully vested as of the date on which the contribution is made. We believe that providing a vehicle for tax-deferred retirement savings through our 401(k) plan adds to the overall desirability of our employee compensation package and further incentivizes our employees, including our NEOs, in accordance with our compensation policies. Additionally, pursuant to his employment agreement, Dr. Ege is entitled to receive relocation assistance and tax gross-up payments incurred through 2022 in connection with the commencement of his employment in 2020, as further described below in the section entitled “Employment Agreements–– David S. Ege, Ph.D.” We did not provide any other perquisites or special personal benefits to our NEOs for 2020.

OUTSTANDING EQUITY AWARDS AT 2020 FISCAL YEAR END

	Option Awards
Name	Vesting Commencement Date		Number of securities underlying unexercised options (#): Exercisable	Number of securities underlying unexercised options (#): Unexercisable	Equity Incentive Plan Awards: Number of Securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date
Eric D. Shaff	1/29/2020	(1)	0	1,000,000		3.30	1/28/2030
	2/6/2019	(2)	0		286,000	6.15	2/7/2029
	1/25/2019	(1)	120,312	154,688		6.01	1/24/2029
	1/30/2018	(1)	82,500	37,500		10.42	1/29/2028
	1/26/2017	(1)	98,437	6,563		9.89	1/25/2027
	2/1/2016	(1)	78,500	0		26.20	1/31/2026
	6/26/2015	(3)	100,000	0		18.00	6/25/2025
	12/9/2014	(3)	233,454	0		7.79	12/8/2024
Thomas J. DesRosier	1/29/2020	(1)	0	350,000		3.30	1/28/2030
	2/6/2019	(2)	0		84,800	6.15	2/7/2029
	1/25/2019	(1)	37,100	47,700		6.01	1/24/2029
	1/30/2018	(1)	55,000	25,000		10.42	1/29/2028
	1/30/2018	(4)	66,666	33,334		10.42	1/29/2028
	1/26/2017	(1)	56,250	3,750		9.89	1/25/2027
	6/1/2016	(1)	100,000	0		30.90	5/31/2026
David S. Ege, Ph.D.	10/19/2020	(1)	0	200,000		32.60	10/18/2030

(1)

Option vests as to 25% of the total shares subject to the option on the first anniversary of the vesting commencement date, and as to 6.25% of the shares subject to the option upon each consecutive three months of service during the three-year period thereafter, subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled “Employment Agreements.”

(2)

In April 2021, 50% of the shares underlying each option were forfeited. The remaining 50% of the shares underlying each option vest in full upon the day our Board determines that the primary endpoint in the SER-287 Phase 2b study has been attained, subject to the holder’s continued employment with us through the applicable vesting date.

(3)

Option vests as to 25% of the total shares subject to the option on the first anniversary of the vesting commencement date, and as to 6.25% of the shares subject to the option on the last day of each calendar quarter during the three-year period thereafter, subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled “Employment Agreements.”

(4)

Option vests as to one-third of the total shares subject to the option on each of the first three anniversaries of the vesting commencement date, subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled “Employment Agreements.”

EMPLOYMENT AGREEMENTS

We have entered into employment agreements with each of our NEOs. Certain key terms of these agreements are described below.

Eric D. Shaff

In January 2019, in connection with Mr. Shaff’s appointment as the Company’s President and Chief Executive Officer and as a member of our Board, we entered into an employment agreement with Mr. Shaff that superseded the terms of his prior employment agreement with us. This agreement was further amended and restated in January 2021, as described in the section below entitled “Amended and Restated Employment Agreements with NEOs”.

Under the terms of his employment agreement as in effect during 2020, if we had terminated Mr. Shaff’s employment without cause (as defined in his employment agreement) or he resigned for good reason (as defined in his employment agreement), subject to his timely executing a release of claims in our favor, Mr. Shaff would have been entitled to receive 12 months of continued base salary and up to 12 months of Company-paid continued medical, dental or vision coverage pursuant to COBRA, if elected. If the termination had occurred within 60 days prior to or 12 months following a change in control, in lieu of the foregoing, he would have been entitled to receive 18 months of continued base salary, up to 18 months of Company-paid continued medical, dental or vision coverage pursuant to COBRA, if elected, and accelerated vesting of time-based equity awards that he holds.

Mr. Shaff has also agreed to refrain from disclosing our confidential information during or at any time following his employment with us and from competing with us or soliciting our employees or consultants for 12 months following termination of his employment.

Thomas J. DesRosier

In April 2016, we entered into an employment agreement with Mr. DesRosier, which was subsequently amended and restated in January 2021, as described in the section below entitled “Amended and Restated Employment Agreements with NEOs”. Under the terms of our employment agreement with Mr. DesRosier as in effect during 2020, if we had terminated Mr. DesRosier’s employment without cause (as defined in his employment agreement) or he resigned for good reason (as defined in his employment agreement), subject to his timely executing a release of claims in our favor, he would have been entitled to receive 12 months of continued base salary and up to 12 months of Company-paid continued medical, dental or vision coverage pursuant to COBRA, if elected. If the termination had occurred within 60 days prior to or 12 months following a change in control, Mr. DesRosier also would have been entitled to accelerated vesting of his time-based equity awards.

Mr. DesRosier has also agreed to refrain from disclosing our confidential information during or at any time following his employment with us and from competing with us or soliciting our employees or consultants for 12 months following termination of his employment.

David S. Ege, Ph.D.

In October 2020, in connection with Dr. Ege’s commencement of employment with us, we entered into an employment agreement with Dr. Ege, which was subsequently amended and restated in January 2021, as described in the section below entitled “Amended and Restated Employment Agreements with NEOs”. The employment agreement as in effect during 2020 entitled Dr. Ege to receive an initial annual base salary of $375,000, subject to periodic review and adjustment by our Board or its Compensation and Talent Committee, and an annual target bonus opportunity of 40% of his annual base salary. In connection with his commencement of employment, we also granted Dr. Ege a stock option under our 2015 Incentive Award Plan to purchase 200,000 shares of our Common Stock, which will vest in accordance with our standard four-year vesting schedule, subject to Dr. Ege’s continued service. Under his employment agreement, Dr. Ege was also entitled to receive (i) relocation assistance of up to $62,500 for relocation expenses incurred on or prior to December 31, 2021 and up to $62,500 for relocation expenses incurred in 2022, (ii) a tax gross-up payment in respect of such relocation expenses, and (iii) a sign-on bonus of $65,000.

Under the terms of our employment agreement with Dr. Ege as in effect during 2020, if we had terminated Dr. Ege’s employment without cause (as defined in his employment agreement) or he resigned for good reason (as defined in his employment agreement), subject to his timely executing a release of claims in our favor, he would have been entitled to receive 12 months of continued base salary and up to 12 months of Company-paid continued medical, dental or vision coverage pursuant to COBRA, if elected. If the termination had occurred within 60 days prior to or 12 months following a change in control, Dr. Ege also would have been entitled to accelerated vesting of his time-based equity awards.

Dr. Ege has also agreed to refrain from disclosing our confidential information during or at any time following his employment with us and from competing with us or soliciting our employees or consultants for 12 months following termination of his employment.

Amended and Restated Employment Agreements with NEOs

In January 2021, we entered into amended and restated employment agreements (each, an “Amended Employment Agreement”) with each of our NEOs.

Under the Amended Employment Agreement with Mr. Shaff, in the event we terminate Mr. Shaff’s employment without cause or he resigns for good reason, each within the meaning of the Amended Employment Agreement, he will be entitled to receive 18 months of continued base salary, up to 18 months of continued medical, dental or vision coverage pursuant to COBRA, if elected, and immediate vesting of any time-based equity awards that would have otherwise become vested solely as a result of Mr. Shaff’s continued service during the twelve month period following his termination of employment. The Amended Employment Agreement provides that, upon any such termination within 60 days prior to or 12 months following a change in control, in lieu of the benefits described in the previous sentence, Mr. Shaff is entitled to accelerated vesting of his time-based equity awards, 18 months of continued base salary, up to 18 months of continued medical, dental or vision coverage pursuant to COBRA, if elected, and a lump sum cash amount equal to 1.5 times his target bonus for the year of termination.

Under the Amended Employment Agreements with each of Mr. DesRosier and Dr. Ege, in the event we terminate the executive other than for cause or he resigns executive for good reason, each within the meaning of the Amended Employment Agreement, the executive will be entitled to receive 12 months of continued base salary and up to 12 months of continued medical, dental or vision coverage pursuant to COBRA, if elected. The Amended Employment Agreement provides that, upon any such termination within 60 days prior to or 12 months following a change in control, in lieu of the benefits described in the previous sentence, the executive is entitled to accelerated vesting of his time-based equity awards, 12 months of continued base salary, up to 12 months of continued medical, dental or vision coverage pursuant to COBRA, if elected, and a lump sum cash amount equal to 1.0 times his target bonus for the year of termination.

The Amended Employment Agreements include certain revisions to the definitions of “cause” and “good reason” and otherwise provide for substantially similar terms of employment as the NEOs’ employment agreements in effect during 2020 and described above.

DIRECTOR COMPENSATION

Directors who are also our employees do not receive compensation for their service on our Board. Mr. Shaff served as a director and executive officer of our company during 2020. Refer to the 2020 Summary Compensation Table and related narrative disclosure above for information regarding the compensation Mr. Shaff received from us during 2020.

We maintain a compensation program for our non-employee directors providing for each non-employee director to receive the following amounts for serving on our Board:

•	an option to purchase 60,000 shares of our Common Stock upon the director’s initial election or appointment to our Board (the “Initial Award”);

•

if the director has served on our Board for at least six months as of the date of an annual meeting of stockholders, an option to purchase 30,000 shares of our Common Stock on the date of the annual meeting (the “Subsequent Award”);

•	an annual director fee of $35,000, and if the director serves as chairman of our Board or lead independent director, an additional annual director fee of $20,000; and

•	if the director serves on a committee of our Board, an additional annual fee as follows:

•	chairman of the Audit Committee—$15,000;

•	Audit Committee member other than the chairman—$7,500;

•	chairman of the Compensation and Talent Committee—$10,000;

•	Compensation and Talent Committee member other than the chairman—$5,000;

•	chairman of the Nominating and Corporate Governance Committee—$7,000; and

•	Nominating and Corporate Governance Committee member other than the chairman—$3,500.

The amounts set forth above reflect changes that were made to this program in June 2020 to increase the number of shares subject to the Initial Award from 30,000 to 60,000, and the number of share subject to the Subsequent Award from 15,000 to 30,000.

Stock options granted to our non-employee directors under the program have an exercise price equal to the fair market value of our Common Stock on the grant date. The stock options granted upon a director’s initial election or appointment vest in four annual installments following the grant date. The stock options granted annually to directors vest in a single installment on the earlier of the day before the next annual meeting of stockholders or the first anniversary of the grant date. In addition, all unvested stock options vest in full immediately prior to a change in control.

Each member of our Board is entitled to be reimbursed for reasonable travel and other expenses incurred in connection with attending meetings of the Board and any committee of the Board on which he or she serves.

2020 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Noubar B. Afeyan, Ph.D.(2)	10,288	—	10,288
Stephen Berenson	62,838	81,384	144,222
Willard H. Dere, M.D.	43,095	81,384	124,479
Lorence H. Kim, M.D.(3)	19,080	—	19,080
Richard N. Kender	55,000	81,384	136,384
Grégory Behar	38,500	81,384	119,884
Dennis A. Ausiello, M.D.	36,865	81,384	118,249
Kurt C. Graves	45,000	81,384	126,384
Meryl S. Zausner	46,412	81,384	127,796
Paul R. Biondi(4)	38,901	136,482	175,383

(1)

Represents the aggregate grant date fair value of the option awards granted during 2020 computed in accordance with FASB ASC Topic 718. For a description of the assumptions used in valuing these awards, see Notes 2 and 11 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. The table below shows the number of option awards held as of December 31, 2020 by each of our directors who are not NEOs. None of our directors held unvested stock awards as of that date.

Name	Option Awards Outstanding as of December 31, 2020 (#)
Noubar B. Afeyan, Ph.D.	—
Stephen Berenson	60,000
Willard H. Dere, M.D.	90,000
Lorence H. Kim, M.D.	—
Richard N. Kender	180,000
Grégory Behar	75,000
Dennis A. Ausiello, M.D.	165,000
Kurt C. Graves	120,000
Meryl S. Zausner	75,000
Paul R. Biondi	60,000

(2)	Dr. Afeyan resigned from our Board effective March 20, 2020.

(3)	Mr. Kim served on our Board until his term ended at the 2020 Annual Meeting of Stockholders on June 18, 2020.

(4)	Mr. Biondi began serving on our Board on March 20, 2020.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information on our equity compensation plans as of December 31, 2020.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options Warrants and Rights		Number of Securities Available for Future Issuance Under Equity Compensation Plans (excludes securities reflected in first column)(1)
Equity compensation plans approved by security holders(2)	10,043,630	(3)	$9.54	(4)	3,110,413	(5)
Equity compensation plans not approved by security holders	—		—		—
Total	10,043,630		$9.54		3,110,413

(1)

Pursuant to the terms of the 2015 Incentive Award Plan (the “2015 Plan”), the number of shares of Common Stock available for issuance under the 2015 Plan automatically increases on each January 1 until and including January 1, 2025, by an amount equal to the lesser of: (a) 4% of the shares of Common Stock outstanding on the final day of the immediately preceding calendar year and (b) such smaller number of shares as is determined by our Board. Pursuant to the terms of the 2015 Employee Stock Purchase Plan (the “2015 ESPP”), the number of shares of Common Stock available for issuance under the 2015 ESPP automatically increases on each January 1 until and including January 1, 2025, by an amount equal to the least of: (a) 400,000 shares, (b) 1% of the shares of Common Stock outstanding on the final day of the immediately preceding calendar year and (c) such smaller number of shares as is determined by our Board.

(2)	Consists of the 2012 Stock Incentive Plan (the “2012 Plan”), the 2015 Plan, and the 2015 ESPP.

(3)	Includes 533,234 outstanding options to purchase stock under the 2012 Plan, 9,503,896 outstanding options to purchase stock under the 2015 Plan, and 6,500 restricted stock units under the 2015 Plan.

(4)

As of December 31, 2020, the weighted-average exercise price of outstanding options under the 2012 Plan was $7.64 and the weighted-average exercise price of outstanding options under the 2015 Plan was $9.64. Restricted stock units do not have an exercise price and were not included in calculating weighted average exercise prices.

(5)

As of December 31, 2020, a total of 3,110,413 shares of Common Stock were available for issuance, consisting of 2,092,181 shares available for future issuance under the 2015 ESPP (of which 24,191 shares were issued with respect to the purchase period in effect as of December 31, 2020, which ended March 5, 2021) and 1,018,232 shares of Common Stock available for future issuance under the 2015 Plan.

Security Ownership of Certain Beneficial Owners and Management

COMMON STOCK

The following table sets forth certain information with respect to holdings of our Common Stock by (i) stockholders who beneficially owned more than 5% of the outstanding shares of our Common Stock, and (ii) each of our directors (which includes all nominees), each of our named executive officers and all directors and executive officers as a group as of April 19, 2021, unless otherwise indicated. The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power. Applicable percentage ownership is based on 91,589,714 shares of Common Stock outstanding as of April 19, 2021. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options, or other rights held by such person that are currently exercisable or will become exercisable within 60 days of April 19, 2021 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed below is 200 Sidney Street, Cambridge, MA 02139. We believe, based on information provided to us, that each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

NAME OF BENEFICIAL OWNER	NUMBER	PERCENTAGE
5% or Greater Stockholders
Entities affiliated with Flagship Pioneering[1]	14,673,973	16.0%
ARK Investment Management LLC[2]	13,741,254	15.0%
FMR LLC[3]	11,336,573	12.4%
Nestlé Health Science US Holdings, Inc.[4]	7,892,890	8.6%
BlackRock, Inc.[5]	6,273,836	6.9%
Nikko Asset Management Americas, Inc.[6]	5,823,603	6.4%
Named Executive Officers and Directors
Eric D. Shaff[7]	1,114,483	1.2%
Thomas J. DesRosier[8]	523,129	*
David S. Ege, Ph.D.	—	*
Dennis A. Ausiello, M.D.[9]	165,000	*
Grégory Behar[10]	75,000	*
Stephen Berenson[11]	41,089	*
Paul Biondi[12]	37,500	*
Willard H. Dere, M.D.[13]	82,500	*
Kurt C. Graves[14]	120,000	*
Richard N. Kender[15]	180,000	*
Meryl S. Zausner[16]	60,000	*
All executive officers and directors as a group (15 persons)[17]	2,833,802	3.0%

*	Less than one percent.

[1]

Consists of (i) 2,734,994 shares of common stock held by Flagship VentureLabs IV LLC (“VentureLabs IV”); (ii) 4,434,600 shares of common stock held by Flagship Ventures Fund IV, L.P. (“Flagship Fund IV”); (iii) 1,283,282 shares of common stock held by Flagship Ventures Fund IV-Rx, L.P. (“Flagship Fund IV-Rx”); (iv) 2,962,963 shares of common stock held by Flagship Pioneering Fund VI, L.P. (“Flagship Pioneering VI”); and (v) 3,258,134 shares of common stock held by Nutritional Health LTP Fund, L.P. (“Nutritional LTP” and together with VentureLabs IV, Flagship Fund IV, Flagship Fund IV-Rx and Flagship Pioneering VI the “Flagship Funds”). Flagship Fund IV is a member of VentureLabs IV and also serves as its manager. The general partner of Flagship Fund IV and Flagship Fund IV-Rx is Flagship Ventures Fund IV General Partner LLC (“Flagship Fund IV GP”). The general partner of Flagship Pioneering VI is Flagship Pioneering Fund VI General Partner LLC (“Flagship Fund VI GP”). The manager of Flagship Fund VI GP is Flagship Pioneering, Inc. (“Flagship Pioneering”). The general partner of Nutritional LTP is Nutritional Health LTP Fund General

Partner LLC (“Nutritional LTP GP”). Noubar B. Afeyan, Ph.D. is the sole member and manager of Nutritional LTP GP. Dr. Afeyan is the sole manager of Flagship Fund IV GP and sole director and shareholder of Flagship Pioneering and may be deemed to possess voting, dispositive and investment control over all shares held by the Flagship Funds. The mailing address of the Flagship Funds is 55 Cambridge Parkway, Suite 800E, Cambridge Massachusetts 02142.

[2]

Based solely on a Schedule 13G/A filed on February 16, 2021 by ARK Investment Management LLC (“ARK”). ARK is an investment adviser and has sole dispositive power over all 13,741,254 shares, sole voting power over 12,097,738 shares and shared voting power over 1,158,078 shares. The address for ARK is 3 East 28th Street, 7th Floor, New York, NY 10016.

[3]

Based solely on a Schedule 13G/A filed on February 8, 2021 by FMR LLC and Abigail P. Johnson. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (the “Fidelity Funds”), advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. According to the cover page of the Schedule 13G/A, (i) FMR LLC has sole voting power over 4,369,078 shares and sole dispositive power over 11,336,573 shares, and (ii) Abigail P. Johnson has sole dispositive power over 11,336,573 shares. The address for FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

[4]

Based on a Schedule 13D filed with the SEC on August 19, 2020 by Nestlé Health Science US Holdings, Inc. (“NHS”), NIMCO US, Inc. (“NIMCO”), Nestlé S.A. (“Nestlé”), Nestlé US Holdco, Inc. (“Nestlé US Holdco”) and Société des Produits Nestlé S.A. (“SPN”), and information known to us. NHS is a wholly owned subsidiary of NIMCO. NIMCO, in turn, is a wholly-owned subsidiary of Nestlé US Holdco, which is a wholly-owned subsidiary of SPN. The ultimate parent company of NHS, NIMCO, Nestlé US Holdco and SPN is Nestlé, a publicly traded company. Each of these entities may be deemed to share voting and investment power with respect to all shares of Common Stock held by NHS. Each of NHS, NIMCO, Nestlé, Nestlé US Holdco and SPN disclaims beneficial ownership of such shares of Common Stock except to the extent of its pecuniary interest therein. The address for NHS, NIMCO and Nestlé US Holdco is 1812 North Moor Street, Arlington, VA 22209. The address for Nestlé and SPN is Avenue Nestlé 55, CH-1800, Vevey Switzerland.

[5]

Based solely on a Schedule 13G/A filed on February 1, 2021 by BlackRock, Inc. (“Blackrock”), on behalf of itself and its wholly owned subsidiaries, BlackRock Advisors, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Asset Management Ireland Limited, BlackRock Institutional Trust Company, National Association, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG and BlackRock Investment Management, LLC. BlackRock reported that as of December 31, 2020, it had sole voting power with respect to 6,116,397 shares of Common Stock and sole dispositive power with respect to all 6,273,836 shares, and that the shares are beneficially owned by BlackRock and its wholly owned subsidiaries identified above. The address of each of the foregoing is 55 East 52nd Street, New York, NY 10055.

[6]

Based solely on a Schedule 13G/A filed with the SEC on February 11, 2021 by Sumitomo Mitsui Trust Holdings, Inc. (“SMTH”), and Nikko Asset Management Co., Ltd. (“NAM”). Each of SMTH and NAM are parent holding companies of Nikko Asset Management Americas, Inc. (“Nikko Americas”). Nikko Americas has shared dispositive power over all 5,823,603 shares and shared voting power over 4,848,596 shares. All of the shares of Common Stock are owned, or may be deemed to be beneficially owned, by Nikko Americas. The address for SMTH is 1-4-1 Marunouchi, Chiyoda-ku, Tokyo 100-8233, Japan. The address for NAM is Midtown Tower, 9-7-1 Akasaka, Minato-ku, Tokyo 107-6242, Japan.

[7]

Includes (a) 32,842 shares of Common Stock held by Mr. Shaff and (b) 1,081,641 shares of Common Stock which Mr. Shaff has the right to acquire pursuant to outstanding stock options which are or will be immediately exercisable within 60 days of April 19, 2021.

[8]

Includes (a) 41,054 shares of Common Stock held by Mr. DesRosier and (b) 482,075 shares of Common Stock which Mr. DesRosier has the right to acquire pursuant to outstanding stock options which are or will be immediately exercisable within 60 days of April 19, 2021.

[9]	Includes 165,000 shares of Common Stock which Dr. Ausiello has the right to acquire pursuant to outstanding stock options which are or will be immediately exercisable within 60 days of April 19, 2021.

[10]	Includes 75,000 shares of Common Stock which Mr. Behar has the right to acquire pursuant to outstanding stock options which are or will be immediately exercisable within 60 days of April 19, 2021.

[11]

Includes (a) 3,589 shares of Common Stock held by Mr. Berenson and (b) 37,500 shares of Common Stock which Mr. Berenson has the right to acquire pursuant to outstanding stock options which are or will be immediately exercisable within 60 days of April 19, 2021.

[12]	Includes 37,500 shares of Common Stock which Mr. Biondi has the right to acquire pursuant to outstanding stock options which are or will be immediately exercisable within 60 days of April 19, 2021.

[13]	Includes 82,500 shares of Common Stock which Dr. Dere has the right to acquire pursuant to outstanding stock options which are or will be immediately exercisable within 60 days of April 19, 2021.

[14]	Includes 120,000 shares of Common Stock which Mr. Graves has the right to acquire pursuant to outstanding stock options which are or will be immediately exercisable within 60 days of April 19, 2021.

[15]	Includes 180,000 shares of Common Stock which Mr. Kender has the right to acquire pursuant to outstanding stock options which are or will be immediately exercisable within 60 days of April 19, 2021.

[16]	Includes 60,000 shares of Common Stock which Ms. Zausner has the right to acquire pursuant to outstanding stock options which are or will be immediately exercisable within 60 days of April 19, 2021.

[17]

Consists of (a) 86,085 shares of Common Stock and (b) 2,747,717 shares of Common Stock which the holders have the right to acquire pursuant to outstanding stock options which are or will be immediately exercisable within 60 days of April 19, 2021.

Certain Relationships

POLICIES AND PROCEDURES FOR RELATED PERSON TRANSACTIONS

Our Board of Directors has adopted a written Related Person Transaction Policy and Procedures, setting forth the policies and procedures for the review and approval or ratification of related person transactions. Our finance team is primarily responsible for developing and implementing procedures to obtain information regarding potential related person transactions and for determining whether a related person transaction requiring compliance with our policy exists. Our Chief Executive Officer then presents the related person transaction to our Audit Committee. In reviewing and approving any such transaction, our Audit Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction, the extent of the related person’s interest in the transaction and the conflicts of interest and corporate opportunity provisions under our Code of Business Conduct and Ethics. No director may participate in approval of a related person transaction in which he or she is a related person. Our Audit Committee may also ratify related person transactions that were entered into by management because pre-approval was not feasible and transactions that were not initially recognized as related person transactions. If these transactions are not ratified, our management must make all reasonable efforts to cancel or annul such transactions. Our management must update our Audit Committee on material changes to any approved or ratified related person transaction and provide an annual status report on all then-current related person transactions.

The following are certain transactions, arrangements and relationships with our directors, executive officers and stockholders owning 5% or more of our outstanding Common Stock, or any member of the immediate family of any of the foregoing persons, since January 1, 2019.

TRANSACTIONS WITH RELATED PARTIES

In January 2016 we entered into the Collaboration and License Agreement (the “License Agreement”) with Nestec Ltd., which was succeeded in interest by Société des Produits Nestlé S.A. (“Nestlé”), an affiliate of Nestlé Health Science US Holdings, Inc., which, together with Nestlé, hold approximately 8.6% of our Common Stock as of April 19, 2021, for the development and commercialization of certain of our product candidates in development for the treatment and management of Clostridium difficile infection (“CDI”) and inflammatory bowel disease (“IBD”), including ulcerative colitis and Crohn’s disease. The License Agreement supports the development of our portfolio of products for CDI and IBD in markets outside of the United States and Canada (the “Licensed Territory”) and is expected to provide substantial financial support for our ongoing worldwide research and development. We have retained full commercial rights to our entire portfolio of product candidates with respect to the United States and Canada, where we plan to build our own commercial organization.

Under the License Agreement, we granted to Nestlé an exclusive, royalty-bearing license to develop and commercialize in the Licensed Territory certain products based on our microbiome technology that are being developed for the treatment of CDI and IBD, including SER-109, SER-262, SER-287 and SER-301 (collectively, the “Nestlé Collaboration Products”). Upon mutual agreement, one or more other products based on our microbiome technology for CDI or IBD may be added to the License Agreement in lieu of or in addition to the then-existing Nestlé Collaboration Products. Nestlé’s exclusive license in the Licensed Territory to develop and commercialize Nestlé Collaboration Products extends to any indications for which we and Nestlé agree to develop such products. We also granted to Nestlé a non-exclusive license to export, develop and make Nestlé Collaboration Products in the licensed fields worldwide solely for commercialization in the licensed fields and in the Licensed Territory. Additionally, the rights to develop and commercialize a given Nestlé Collaboration Product in certain non-EU countries within the Licensed Territory may revert to us if Nestlé either elects not to pursue commercialization of such Nestlé Collaboration Product in such country or fails to meet certain agreed upon milestones for commercialization of such Nestlé Collaboration Product in such country. If the licensed rights in any country revert to us in this way, then we would pay to Nestlé a royalty in the mid-single digits on net sales of such Nestlé Collaboration Product in such country.

The License Agreement sets forth our and Nestlé’s respective obligations for development, commercialization, regulatory and manufacturing and supply activities for the Nestlé Collaboration Products with respect to the licensed fields and the Licensed Territory. In exchange for the license, Nestlé paid us an upfront cash payment of $120.0 million in February 2016 and has agreed to pay us tiered royalties, at percentages ranging from the high single digits to high teens, of net sales of Nestlé Collaboration Products in the Licensed Territory. Additionally, Nestlé has agreed to pay us up to $660.0 million for the achievement of certain development and regulatory milestones and up to an aggregate of $1.125 billion for the achievement of certain commercial milestones related to the sales of Nestlé Collaboration Products. We received a $10.0 million milestone payment in 2016 associated with the initiation of our Phase 1b study for SER-262 in CDI and a $20.0 million milestone payment in 2017 associated with the initiation of our Phase 3 study of SER-109 in multiply recurrent CDI.

In November 2018, we executed the letter agreement with Nestlé (the “Letter Agreement”), modifying certain terms of the License Agreement. Under the Letter Agreement, Nestlé agreed to accelerate the payment of the $20.0 million Phase 3 commencement milestone to be payable upon the commencement of the Phase 2b study for SER-287. Further, based on the results of the Phase 2b study, the Letter Agreement modifies certain terms and conditions related to the extent and timing of expense reimbursement associated with the ongoing SER-287 clinical trials. The Phase 2b study was initiated and the $40.0 million of milestone payments were received in December 2018. We also received a $10.0 million milestone payment in 2020 associated with the initiation of our Phase 1b study for SER-301.

To date, we have received $80.0 million in development milestones under the License Agreement and the Letter Agreement.

The License Agreement continues in effect until terminated by either us or Nestlé on the following bases: (i) Nestlé may terminate the License Agreement in the event of serious safety issues related to any of the Nestlé Collaboration Products; (ii) we may terminate the License Agreement if Nestlé challenges the validity or enforceability of any of our licensed patents; and (iii) either we or Nestlé may terminate the License Agreement in the event of the other party’s uncured material breach or insolvency. Upon termination of the License Agreement, all licenses granted to Nestlé by us will terminate, and all rights in and to the Nestlé Collaboration Products in the Licensed Territory will revert to us. If we commit a material breach of the License Agreement, Nestlé may elect not to terminate the License Agreement but instead apply specified adjustments to its payment obligations and other terms and conditions of the License Agreement.

In June 2019, we completed a registered public offering pursuant to which we issued and sold an aggregate of 28,818,578 shares of our Common Stock (including 2,151,911 shares sold pursuant to the underwriters’ partial exercise of their option to purchase additional shares) at a public offering price of $2.25 for aggregate net proceeds to us of approximately $60.5 million. The following table sets forth the number of shares of Common Stock purchased in our registered public offering by directors (and related parties thereto) and holders of more than 5% of our Common Stock:

Name(1)	Shares of Common Stock Purchased	Total Purchase Price
Entities affiliated with Flagship Pioneering(2)	8,888,888	$19,999,998
Nikko Asset Management Co., Ltd.	380,000	$855,000
Entities affiliated with ARK Investment Management LLC	1,130,000	$2,542,500
Entities affiliated with FMR LLC	3,357,300	$7,553,925

(1) Additional details regarding these stockholders and their equity holdings are provided in this proxy statement under the caption “Security Ownership of Certain Beneficial Owners and Management.”

(2)  Represents shares acquired by Flagship Pioneering Fund VI, L.P. and Nutritional Health LTP Fund, L.P. Flagship Pioneering is an affiliate of Noubar Afeyan, Ph.D. Dr. Afeyan was a member of our board of directors until his departure on March 20, 2020.

In August 2020, we entered into a Securities Purchase Agreement with Nestlé for the sale of 959,002 shares of our Common Stock at a purchase price of $20.855 per share, for aggregate net proceeds of approximately $19.9 million after deducting offering expenses payable by us (the “concurrent placement”). The concurrent placement was contingent upon the closing of our August 2020 public offering in which we received net proceeds of approximately $243.7 million after deducting underwriting discounts and commissions and offering expenses payable by us.

EMPLOYMENT AGREEMENTS

We have entered into employment agreements with our executive officers. For more information regarding the employment agreements with our named executive officers, see the section in this proxy statement entitled “Executive and Director Compensation—Employment Agreements.”

INDEMNIFICATION AGREEMENTS

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us or will require us to indemnify each director (and in certain cases their related venture capital funds) and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

Compensation and Talent Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2020, Stephen Berenson, Paul Biondi, Kurt C. Graves, Richard N. Kender and Meryl S. Zausner served as members of our Compensation and Talent Committee. Mr. Berenson served as a member of our Compensation and Talent Committee until September 2020. Ms. Zausner was appointed as a member of our Compensation and Talent Committee in September 2020. No member of our Compensation and Talent Committee during the fiscal year ended December 31, 2020 is or has been an officer or employee of our Company. None of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity that had an executive officer who served as a director on our Board or as a member of our Compensation and Talent Committee during the fiscal year ended December 31, 2020.

Stockholders’ Proposals

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2022 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 200 Sidney Street, Cambridge, MA 02139 in writing not later than December 31, 2021.

Stockholders intending to present a proposal at the 2022 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Amended and Restated Bylaws. Our Amended and Restated Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the anniversary of the preceding year’s annual meeting. Therefore, the Company must receive notice of such a proposal or nomination for the 2022 Annual Meeting of Stockholders no earlier than the close of business on February 16, 2022 and no later than the close of business on March 18, 2022. The notice must contain the information required by the Amended and Restated Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2022 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after June 16, 2022, then our Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2022 Annual Meeting and not later than the close of business on the 90th day prior to the 2022 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by us. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases notwithstanding the stockholder’s compliance with this deadline.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

Other Matters

Our Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies named on the Company’s proxy card will vote thereon in their discretion.

Solicitation of Proxies

The accompanying proxy is solicited by and on behalf of our Board of Directors, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of such solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith.

Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

Seres’ Annual Report on Form 10-K

A copy of Seres’ Annual Report on Form 10-K for the fiscal year ended December 31, 2020, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, will be sent to any stockholder of record on April 19, 2021 without charge upon written request addressed to:

Seres Therapeutics, Inc.

Attention: Secretary

200 Sidney Street

Cambridge, MA 02139

A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and our Annual Report on Form 10-K at www.proxyvote.com. You also may access our Annual Report on Form 10-K for the year ended December 31, 2020 at www.serestherapeutics.com.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, WE URGE YOU TO VOTE YOUR SHARES VIA THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

By Order of the Board of Directors

Thomas J. DesRosier, Secretary

Cambridge, Massachusetts

April 30, 2021

SERES THERAPEUTICS, INC. 200 SIDNEY STREET CAMBRIDGE, MA 02139

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 15, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/MCRB2021

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D49949-P54463	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SERES THERAPEUTICS, INC.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors		☐	☐	☐

Nominees

01)	Grégory Behar
02)	Paul R. Biondi
03)	Kurt C. Graves

The Board of Directors recommends you vote FOR proposals 2 and 3.								For	Against	Abstain

2.	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.							☐	☐	☐

3.	Approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.							☐	☐	☐

The Board of Directors recommends you vote 1 YEAR for proposal 4:							1 Year	2 Years	3 Years	Abstain

4.	Approval, on an advisory (non-binding) basis, of the frequency of future advisory votes on the compensation of our named executive officers.						☐	☐	☐	☐

NOTE: To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

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SERES THERAPEUTICS, INC. Annual Meeting of Stockholders June 16, 2021 8:00 AM EDT This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby appoint(s) Eric D. Shaff and Thomas J. DesRosier, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of Seres Therapeutics, Inc. that the undersigned stockholder(s) would be entitled to vote if present at the Annual Meeting of Stockholders to be held live via webcast at www.virtualshareholdermeeting.com/MCRB2021 on June 16, 2021 at 8:00 AM EDT, and any adjournment, continuation, or postponement thereof.

Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the meeting or any adjournment, continuation, or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side